Exhibit 4.15

SEVENTH AMENDMENT TO CREDIT AGREEMENT

SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 7, 2003, among QUALITY DISTRIBUTION, INC. (f/k/a MTL, Inc.), a Florida corporation (“Holdings”), QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (the “U.S. Borrower”), LEVY TRANSPORT LTD./LEVY TRANSPORT LTEE, a Quebec company and a Wholly-Owned Subsidiary of the U.S. Borrower (the “Canadian Borrower”), the various Subsidiaries of the U.S. Borrower party to the Subsidiaries Guaranties referred to below (collectively, the “Subsidiary Guarantors”), various Banks party to the Credit Agreement referred to below and CREDIT SUISSE FIRST BOSTON, as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W  I  T  N  E  S  S  E  T  H :

WHEREAS, Holdings, the U.S. Borrower, the Canadian Borrower, the Banks, Lasalle Bank National Association, The Bank of Nova Scotia, PB Capital Corp. (f/k/a BHF-Bank Aktiengesellschaft), Bank Austria Creditanstalt Corporate Finance, Inc. (f/k/a Creditanstalt Corporate Finance, Inc.) and Royal Bank of Canada, as Co-Agents, Salomon Brothers Holding Company, Inc., as Documentation Agent, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Syndication Agent, and the Administrative Agent are parties to a Credit Agreement, dated as of June 9, 1998 and amended and restated as of August 28, 1998 (as so amended and restated and as the same has been further amended, modified and/or supplemented through but not including the date hereof, the “Credit Agreement”);

WHEREAS, the U.S. Subsidiary Guarantors and the Administrative Agent are parties to a Subsidiaries Guaranty, dated as of June 9, 1998 and amended and restated as of August 28, 1998 (as so amended and restated, the “U.S. Subsidiaries Guaranty”);

WHEREAS, the Canadian Subsidiary Guarantors and the Administrative Agent are parties to a Subsidiaries Guaranty, dated as of May 30, 2002 (the “Canadian Subsidiaries Guaranty”);

WHEREAS, the Mexican Subsidiary Guarantors and the Administrative Agent are parties to a Subsidiaries Guaranty, dated as of May 30, 2002 (the “Mexican Subsidiaries Guaranty”); and

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend or otherwise modify certain provisions of the Credit Agreement, and the Subsidiary Guarantors wish to make certain acknowledgements with respect to the Credit Agreement, in each case as herein provided;

NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.

1. Notwithstanding anything to the contrary contained in the Credit Agreement, the Credit Agreement Parties hereby agree that on and after the Seventh Amendment Effective Date (as hereinafter defined), (i) the Canadian Borrower shall not be permitted to incur any Loans or request any Letters of Credit, (ii) the Banks shall not be required to extend any Loans to the Canadian Borrower and (iii) the Letter of Credit Issuers shall not be required to issue any Letters of Credit for the account of the Canadian Borrower.

2. Notwithstanding anything to the contrary contained in the Credit Agreement, the Banks and the Credit Agreement Parties hereby agree that, on the Seventh Amendment Effective Date:

(i) (x) U.S.$8,000,000 in aggregate principal amount of Dollar Revolving Loans held by RL Banks that are U.S. Banks and outstanding at such time shall automatically and without further action be converted into a separate Tranche of Term Loans (such Dollar Revolving Loans, together with the Canadian Dollar Revolving Loans converted pursuant to sub-clause (y) below, “Tranche E Term Loans”) owed by the U.S. Borrower in a like principal amount and thereafter constitute Tranche E Term Loans denominated in Dollars for all purposes of the Credit Agreement and (y) CDN$2,768,600 in aggregate Face Amount of Canadian Dollar Revolving Loans held by Canadian RL Banks and outstanding at such time shall automatically and without further action be converted into Tranche E Term Loans owed by the U.S. Borrower in an aggregate principal amount of U.S.$10,000,000 and thereafter constitute Tranche E Term Loans denominated in Dollars for all purposes of the Credit Agreement (the conversion described in this clause (i) being called, the “Tranche E Term Loan Conversion”);

(ii) as a result of the Tranche E Term Loan Conversion, (a) the Total Revolving Loan Commitment shall be immediately and permanently reduced by $10,000,000, with such reduction to the Total Revolving Loan Commitment to apply to permanently reduce the Revolving Loan Commitment (and the Canadian Revolving Loan Sub-Commitment and the Non-Canadian Revolving Loan Sub-Commitment) of each RL Bank in accordance with the requirements of Section 3.03(h) of the Credit Agreement), (b) the Dollar RL Percentage of each RL Bank that is a U.S. Bank shall be automatically adjusted to give effect to the decrease in the Non-Canadian Revolving Loan Sub-Commitments of each such RL Bank, (c) the Canadian RL Percentage of each Canadian RL Bank shall be automatically adjusted to give effect to the decrease in the Canadian Revolving Loan Sub-Commitments of each such Canadian RL Bank, (d) Schedule I to the Credit Agreement shall be deemed amended to give effect to such modified Non-Canadian Revolving Loan Sub-Commitments and Canadian Revolving Loan Sub-Commitments, (e) the Revolving Loans so converted into Tranche E Term Loans shall initially constitute a single Borrowing of Base Rate Loans (until same may be converted into Eurodollar Loans in accordance with the terms of the Credit Agreement), (f) except as otherwise provided in Section 1.10(b) of the Credit Agreement, all Tranche E Term Loans made as part of the same Borrowing shall at all times consist of Tranche E Term Loans of the same Type, and (g) each RL Bank whose Revolving Loans are so converted shall initially hold Tranche E Term Loans in a like principal amount as the Revolving Loans of such RL Bank so converted (using the Dollar Equivalent of the Face Amount of Canadian

Dollar Revolving Loans so converted); and

(iii) in connection with the Term Loan Conversion, the U.S. Borrower shall pay any breakage or similar costs of the type described in Section 1.11 of the Credit Agreement incurred by the Banks in connection with the Tranche E Term Loan Conversion.

3. Section 1.05(a) of the Credit Agreement is hereby amended by (i) deleting the term “Section 1.05(j)” appearing in said Section and inserting the term “Section 1.05(k)” in lieu thereof, (ii) deleting the word “and” appearing at the end of clause (vi) of said Section and inserting a comma in lieu thereof, (iii) deleting the term “Exhibit B-7” appearing in clause (vii) of said Section and inserting the term “Exhibit B-8” in lieu thereof and (iv) inserting the following new clause (viii) at the end of said Section:

“and (viii) if Tranche E Term Loans, by a promissory note substantially in the form of Exhibit B-9 with blanks appropriately completed in conformity herewith (each, a “Tranche E Term Note” and, collectively, the “Tranche E Term Notes”)”.

4. Section 1.05 of the Credit Agreement is hereby further amended by (i) redesignating clauses (i) and (j) thereof as clauses (j) and (k), respectively, (ii) deleting the text “clause (i)” appearing in the third sentence of clause (k) of said Section (as redesignated pursuant to preceding clause (i)) and inserting the text “clause (j)” in lieu thereof and (iii) inserting the following new clause (i) immediately following clause (h) of said Section:

“(i) The Tranche E Term Note issued to each Bank with outstanding Tranche E Term Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Seventh Amendment Effective Date (or, in the case of any Tranche E Term Note issued after the Seventh Amendment Effective Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the outstanding Tranche E Term Loans of such Bank on the Seventh Amendment Effective Date (or, in the case of any Tranche E Term Note issued after the Seventh Amendment Effective Date, in a stated principal amount equal to the outstanding principal amount of the Tranche E Term Loans of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche E Term Loans evidenced thereby from time to time, (iv) mature on the Tranche E Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.”.

5. Section 1.08(e) of the Credit Agreement is hereby amended by deleting the text “1.08(c)” appearing therein and inserting the text “1.08(e)” in lieu thereof.

6. Section 1.09(vii) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 1.09(vii) in lieu thereof:

“(vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Tranche E Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Tranche E Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Tranche E Term Loans, as the case may be, then outstanding less the aggregate amount of such required Scheduled Repayment.”.

7. Section 3.03 of the Credit Agreement is hereby amended by inserting the following new clause (j) at the end of said Section:

“(j) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 (and in addition to the mandatory reduction to the Total Revolving Loan Commitment effected pursuant to Section I.2(ii)(a) of the Seventh Amendment), the Total Revolving Loan Commitment shall be permanently reduced on the Seventh Amendment Effective Date by $5,000,000, with such reduction to the Total Revolving Loan Commitment to apply to reduce the Revolving Loan Commitment (and the Canadian Revolving Loan Sub-Commitment and the Non-Canadian Revolving Loan Sub-Commitment) of each RL Bank in accordance with the requirements of Section 3.03(h).”.

8. Section 4.01 of the Credit Agreement is hereby amended by (i) deleting the text “and/or Tranche D Term Loans” appearing in the introductory clause of said Section and inserting the text “, Tranche D Term Loans and/or Tranche E Term Loans” in lieu thereof, (ii) inserting the text “Tranche E Term Loans,” immediately after the text “Tranche D Term Loans,” the first place such text appears in clause (i) of said Section, (iii) deleting the text “and Tranche C Term Loans” appearing in clause (vi) of said Section and inserting the text “, Tranche C Term Loans and Tranche E Term Loans” in lieu thereof, (iv) deleting clause (viii) of said Section in its entirety and inserting the following new clause (viii) in lieu thereof:

“(viii) subject to the proviso to this clause (viii), each prepayment of Term Loans pursuant to this Section 4.01 must consist solely of a prepayment of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Tranche E Term Loans, with such prepayment to be applied to the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the Tranche E Term Loans on a pro rata basis (based upon the then outstanding principal amount of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or the Tranche E Term Loans, as the case may be); provided that (A) the provisions of this clause (viii) shall not be applicable in connection with any prepayment of Term Loans pursuant to preceding clause (vii) and (B) nothing in this clause (viii) shall prohibit (or be deemed to prohibit) the prepayment of Tranche D Term

Loans (without any concurrent prepayment of Term Loans of any other Tranche) in accordance with the last sentence of this Section 4.01.”.

9. Section 4.02(b)(i) of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

“Tranche A Scheduled Repayment Date	Amount
September 30, 2003	$2,100,000
December 31, 2003	$2,100,000
March 31, 2004	$2,100,000
June 30, 2004	$2,100,000
September 30, 2004	$2,100,000
December 31, 2004	$2,100,000
March 31, 2005	$2,400,000
A TL/RL Maturity Date	$65,318,534.10	”.

10. Section 4.02(b) of the Credit Agreement is hereby further amended by inserting the following new clause (iv) at the end of said Section:

“(iv) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the U.S. Borrower shall be required to repay that principal amount of Tranche E Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a “Tranche E Term Loan Scheduled Repayment”):

“Tranche E Scheduled Repayment Date	Amount
September 30, 2003	$1,250,000
December 31, 2003	$1,250,000
March 31, 2004	$1,250,000
June 30, 2004	$1,250,000
September 30, 2004	$1,250,000
December 31, 2004	$1,250,000
March 31, 2005	$1,250,000
Tranche E Term Loan Maturity Date	$1,250,000	”.

11. Section 4.02(h) of the Credit Agreement is hereby amended by (x) deleting the text “and Tranche C Term Loans” in each instance appearing in said Section and inserting the text “, Tranche C Term Loans and Tranche E Term Loans” in lieu thereof and (y) deleting the text “or Tranche C Term Loans” in each instance appearing in said Section and inserting the text “, Tranche C Term Loans or Tranche E Term Loans” in lieu thereof.

12. Each of Sections 9.05(f) and 9.05(p) of the Credit Agreement is hereby amended by deleting the amount “$5,000,000” appearing in said Section and inserting the amount “7,000,000” in lieu thereof.

13. Section 9.07 of the Credit Agreement is hereby amended by deleting clause (iii) of the proviso appearing in the first sentence of said Section in its entirety and inserting the text “(iii) [intentionally deleted];” in lieu thereof.

14. The definition of “Applicable Margin” appearing in Section 11 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Applicable Margin” initially shall mean a percentage equal to (i) in the case of Loans (other than Tranche D Term Loans) maintained as (x) Base Rate Loans, 3.25% and (y) Eurodollar Loans, 4.25%, (ii) in the case of Tranche D Term Loans maintained as (x) Base Rate Loans, 1.00% and Eurodollar Loans, 2.00%, and (iii) in the case of the Commitment Fee, 0.50%. It is understood and agreed that the new “Applicable Margins” included in the first sentence of this definition pursuant to the Seventh Amendment shall be effective for all purposes of this Agreement on and after the Seventh Amendment Effective Date but not for periods prior to the Seventh Amendment Effective Date.”.

15. The definition of “A TL/RL Maturity Date” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “June 9, 2004” appearing in said definition and inserting the text “June 9, 2005” in lieu thereof.

16. The definition of “Consolidated Current Assets” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “plus the long-term insurance deposits of Holdings and its Subsidiaries at such time, in each case” immediately after the text “Holdings and its Subsidiaries” appearing in said definition.

17. The definition of “Consolidated Current Liabilities” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “and adding thereto the long-term pension liabilities of Holdings and its Subsidiaries determined on a consolidated basis” immediately prior to the period at the end of said definition.

18. The definition of “Final Maturity Date” appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the word “or” appearing in said definition and inserting a comma in lieu thereof and (ii) inserting the text “or the Tranche E Term Loan Maturity Date” immediately following the text “the Tranche D Term Loan Maturity Date” appearing in said definition.

19. The definition of “Loan” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “each Tranche E Term Loan,” immediately following the text “each Tranche D Term Loan,” appearing in said definition.

20. The definition of “Minimum Borrowings Amount” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the following parenthetical immediately after the text “$5,000,000” appearing in clause (ii) of said definition:

“(or, in the case of Tranche E Term Loans, $1,000,000)”.

21. The definition of “Note” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “each Tranche E Term Note,” immediately following the text “each Tranche D Term Note,” appearing in said definition.

22. The definition of “Scheduled Repayment” appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the text “and/or” appearing in said definition and inserting a comma in lieu thereof and (ii) inserting the text “and/or the Tranche E Term Loan Scheduled Repayment” immediately following the text “the Tranche C Term Loan Scheduled Repayment” appearing in said definition.

23. The definition of “Sub-Tranche” appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (v) of said definition inserting a comma in lieu thereof and (ii) inserting the following text immediately after clause (vi) appearing in said definition:

“and (vii) the Tranche E Term Loans”.

24. The definition of “Term Loans” appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing after the text “Tranche C Term Loans” appearing in said definition and inserting a comma in lieu thereof and (ii) inserting the text “and Tranche E Term Loans” immediately following the text “Tranche D Term Loans” appearing in said definition.

25. The definition of “Tranche” appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the word “six” appearing in said definition and inserting the word “seven” in lieu thereof and (ii) inserting the text “Tranche E Term Loans,” immediately following the text “Tranche D Term Loans,” appearing in said definition.

26. Section 11 of the Credit Agreement is hereby further amended by (i) deleting the definition of “Consultant’s Engagement Letter” appearing in said Section in its entirety and (ii) inserting in the appropriate alphabetical order the following new definitions:

“Consultant’s Engagement Letter” shall mean, collectively, (i) that certain Engagement Letter, dated as of November 7, 2001, among Holdings, the Canadian Borrower, the Administrative Agent, White & Case LLP and CDG and (ii) that certain Engagement Letter, dated as of March 12, 2003, among Holdings, the Borrowers, the Administrative Agent, White & Case LLP and CDG.

“Seventh Amendment” shall mean the Seventh Amendment to Credit Agreement,

dated as of August 7, 2003.

“Seventh Amendment Effective Date” shall have the meaning provided in Part III, Section 5 of the Seventh Amendment.

“Tranche E Term Loan” shall have the meaning provided in Section I.2 of the Seventh Amendment.

“Tranche E Term Loan Maturity Date” shall mean June 9, 2005.

“Tranche E Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(iv).

“Tranche E Term Note” shall have the meaning provided in Section 1.05(a)(viii).

27. Section 13.15 of the Credit Agreement is hereby amended by adding the following new subsections (c) and (d) immediately after subsection (b) of said Section:

“(c) Each Credit Agreement Party hereby represents and acknowledges that, to the best of its knowledge, neither any Agent nor any Bank, nor any employees or agents of, or other persons affiliated with, any Agent or any Bank, have directly or indirectly made or provided any statement (oral or written) to such Credit Agreement Party or to any of its employees or agents, or other persons affiliated with or related to such Credit Agreement Party (or, so far as such Credit Agreement Party is aware, to any other Person), as to the potential tax consequences of the transactions contemplated hereby or contemplated in any other Credit Document.

(d) Neither the Agents nor the Banks provide accounting, tax or legal advice. Notwithstanding any express or implied claims of exclusivity or proprietary rights, each Credit Agreement Party, each Agent and each Bank hereby agree and acknowledge that each Credit Agreement Party, each Agent and each Bank (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby or contemplated in any other Credit Document, and all materials of any kind (including opinions or other tax analyses) that are provided to any Credit Agreement Party, any Agent or any Bank relating to such tax treatment and tax structure. In this regard, each Credit Party, each Agent and each Bank acknowledge and agree that the disclosure of the tax treatment and tax structure of the transactions contemplated hereby or contemplated in any other Credit Document is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). For purposes of this authorization, “tax” means United States Federal income tax, “tax treatment” means the purported or claimed Federal income tax treatment of the transactions contemplated hereby or contemplated in any other Credit Document, and “tax structure” means any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the of the transactions contemplated hereby or contemplated in any other Credit Document. This paragraph is intended to reflect the understanding of each Credit Agreement Party, each Agent and each Bank that the transactions contemplated hereby or contemplated in any other Credit Document is not a “confidential transaction” as that phrase is used in Treasury Regulation § 1.6011-4(b)(3)(i), and shall be interpreted in a manner consistent therewith. Nothing herein is intended to imply that any of each Credit Agreement Party, each Agent and each Bank made or provided a statement, oral or written, to, or for the benefit of, any of each other as to any potential tax consequences that are related to, or may result from, the transactions contemplated hereby or contemplated in any other Credit Document.”.

28. The Credit Agreement is hereby further amended by adding Exhibit B-9 thereto (Form of Tranche E Term Note) in the form of Exhibit B-9 attached hereto.

29. Exhibit L to the Credit Agreement (Form of Assignment and Assumption Agreement) is hereby amended by deleting such Exhibit in its entirety and inserting in lieu thereof a new Exhibit L in the form of Exhibit L attached hereto.

II.	Acknowledgments and Agreements by Subsidiary Guarantors.

1. Each Subsidiary Guarantor hereby consents to the entering into of this Amendment and agrees to the provisions herein (including (i) the extension of the final stated maturity of Tranche A Term Loans and Revolving Loans resulting from the amendments to the definition of A TL/RL Maturity Date contained in Section 11 of the Credit Agreement and (ii) the conversion of certain Revolving Loans to Tranche E Term Loans as set forth herein).

III.	Miscellaneous Provisions.

1. In order to induce the Banks to enter into this Amendment, each of Holdings, the U.S. Borrower and the Canadian Borrower hereby represents and warrants that:

(a) no Default or Event of Default exists as of the Seventh Amendment Effective Date, both immediately before and after giving effect to this Amendment; and

(b) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Seventh Amendment Effective Date both immediately before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Seventh Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Amendment shall become effective on the date (the “Seventh Amendment Effective Date”) when each of the following conditions shall have been met:

(i) the Administrative Agent shall have received for the account of each Bank holding a Tranche E Term Loan requesting same a Tranche E Term Note, in the amount, maturity and as otherwise provided in this Amendment and Section 1.05 of the Credit Agreement (as amended hereby);

(ii) the Borrowers shall have paid to the Administrative Agent and the Banks all fees, costs and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent and the Banks to the extent then due;

(iii) Holdings, the U.S. Borrower, the Canadian Borrower, each Subsidiary Guarantor, the Administrative Agent, the Required Banks and each RL Bank and each Bank holding outstanding Tranche A Term Loans shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office;

(iv) the Administrative Agent shall have received from Holdings, each Borrower and each Subsidiary Guarantor true and correct certified copies of resolutions of the Board of Directors of such Person with respect to the transactions contemplated by this Amendment (including the extension of the final stated maturity of the relevant Tranches of Loans), and such resolutions shall in form and substance reasonably satisfactory to the Administrative Agent;

(v) the Borrowers shall have paid to the Administrative Agent for the prorata distribution to the RL Banks the amount of all accrued and unpaid interest on the Revolving Loans being converted into Tranche E Term Loans through the Seventh Amendment Effective Date; and

(vi) the Administrative Agent shall have received from each of (x) O’Melveny & Myers LLP, special New York counsel to the Credit Parties, and (y) Robert Kasak, special counsel to the Credit Parties, an opinion addressed to each Agent, the Collateral Agent and each of the Banks and dated the Seventh Amendment Effective Date, which opinions shall, in each case, cover such matters incident to this Amendment as the Administrative Agent may reasonably request and otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

Upon the occurrence of the Seventh Amendment Effective Date, the Administrative Agent shall give notice to the Banks of the occurrence of the same.

6. So long as the Seventh Amendment Effective Date occurs, the U.S. Borrower shall pay to each Bank which has executed a counterpart of the Seventh Amendment on or prior to 5:00 P.M. (New York time) on the later to occur of August 7, 2003 or the Seventh Amendment Effective Date, or (without duplication) which is an immediate or successive assignee of any Bank described above (with respect to amounts obtained, directly or indirectly, by assignment of such Bank), a consent fee equal to the sum of (A) 0.375% of the sum of (x) such Bank’s Revolving Loan Commitment as in effect on the Seventh Amendment Effective Date (after giving effect to the reduction of the Total Revolving Loan Commitment on such date pursuant to Section 3.03(j) of the Credit Agreement (as amended hereby) and Section 2 of Part I of this Amendment) and (y) the aggregate principal amount of such Bank’s Tranche A Term Loans and Tranche E Term Loans outstanding on the Seventh Amendment Effective Date (after giving effect to the Tranche E Term Loan Conversion on such date pursuant to Section 2 of Part I of this Amendment) and (B) 0.15% of the aggregate principal amount of such Bank’s Tranche B Term Loans and Tranche C Term Loans outstanding on the Seventh Amendment Effective Date. All fees payable pursuant to the immediately preceding sentence shall be paid to the Administrative Agent within one Business Day after the later date specified in the immediately preceding sentence, which fees shall be distributed by the Administrative Agent to the relevant Banks in the amounts specified in the immediately preceding sentence.

7. From and after the Seventh Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

QUALITY DISTRIBUTION, INC. (f/k/a MTL, INC.)

By:	/s/ Thomas L. Finkbiner
	Title:	President

QUALITY DISTRIBUTION, LLC

By:	/s/ Thomas L. Finkbiner
	Title:	President

LEVY TRANSPORT LTD./LEVY TRANSPORT LTEE

By:	/s/ Thomas L. Finkbiner
	Title:	President

CREDIT SUISSE FIRST BOSTON, Individually and as Administrative Agent

By:	/s/ Robert Hetu
	Title:	Director

By:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Syndication Agent

By:	/s/ Marguerite Sutton
	Title:	Vice President
APEX (IDM) CDO I, LTD. By: David L. Babson & Company Inc. as Collateral Manager

By:	/s/ Russell D. Morrison
	Title:	Managing Director
ARCHIMEDES FUNDING, LLC. By: ING Capital Advisors LLC, as Collateral Manager

By:	/s/ Steven Gorski
	Title:	Director

ARCHIMEDES FUNDING II, LTD. By: ING Capital Advisors LLC, as Collateral Manager

By:	/s/ Steven Gorski
	Title:	Director
ARCHIMEDES FUNDING III, LTD. By: ING Capital Advisors LLC, as Collateral Manager

By:	/s/ Steven Gorski
	Title:	Director

BALANCED HIGH-YIELD FUND II, LTD. By: ING Capital Advisors LLC, as Asset Manager

By:	/s/ Steven Gorski
	Title:	Director
BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.

By:	/s/ James T. Li
	Title:	Associate Director

By:	/s/ Elizabeth Tallmadge
	Title:	Managing Director Chief Investment Officer
THE BANK OF NOVA SCOTIA

By:	/s/ Illegible Signature
	Title:	Managing Director

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By:	/s/ Christina T. Schoen
	Title:	Vice President
Sankaty Advisors, Inc., as Collateral Manager for Brant Point CBO 1999-1 LTD., as Term Lender

By:	/s/ Diane J. Exter
	Title:	Managing Director Portfolio Manager

Sankaty Advisors, LLC, as Collateral Manager for Brant Point II CBO 2000-1 LTD., as Term Lender

By:	/s/ Diane J. Exter
	Title:	Managing Director Portfolio Manager

CENTURION CDO II, LTD. By: American Express Asset Management Group, Inc. as Collateral Manager

By:	/s/ Leanne Stavrakis
	Title:	Director-Operations

CITICORP USA, INC.

By:	/s/ Susan McManigal
	Title:	Attoney-In-Fact

COMERICA BANK

By:	/s/ Jeffrey E. Peck
	Title:	Vice President

ELC (CAYMAN) LTD. 1999-II By: David L. Babson & Company Inc. as Collateral Manager

By:	/s/ Russell D. Morrison
	Title:	Managing Director
ELC (CAYMAN) LTD. 1999-III By: David L. Babson & Company Inc. as Collateral Manager

By:	/s/ Russell D. Morrison
	Title:	Managing Director

ELC (CAYMAN) LTD. CDO SERIES 1999-I By: David L. Babson & Company Inc. as Collateral Manager

By:	/s/ Russell D. Morrison
	Title:	Managing Director

ELC (CAYMAN) LTD. By: David L. Babson & Company Inc. as Collateral Manager

By:	/s/ Russell D. Morrison
	Title:	Managing Director

ELC (CAYMAN) LTD. 2000-I By: David L. Babson & Company Inc. as Collateral Manager

By:	/s/ Russell D. Morrison
	Title:	Managing Director

Sankaty Advisors, LLC as Collateral Manager for Great Point CLO 1999-I LTD, as Term Lender

By:	/s/ Diane J. Exter
	Title:	Managing Director Portfolio Manager

UNICREDITO ITALIANO S.P.A. New York Branch

By:	/s/ Christopher J. Eldin
	Title:	FVP & Deputy Manager

By:	/s/ Saived A. Abbas
	Title:	Vice President

TEXTRON FINANCIAL CORPORATION

By:	/s/ Mathew J Colgan
	Title:	Vice President

Smoky River CDO, L.P., By RBC Leveraged Capital as Portfolio Advisor

By:	/s/ Melissa Marano
	Title:	Partner

Sequils - Centurion V, Ltd. By: American Express Asset Management Group, Inc. as Collateral Manager

By:	/s/ Leanne Stavrakis
	Title:	Director-Operations

Sankaty High Yield Partners III, L.P.

By:	/s/ Diane J. Exter
	Title:	Managing Director Portfolio Manager

Sankaty High Yield Partners II, L.P.

By:	/s/ Diane J. Exter
	Title:	Managing Director Portfolio Manager

HARBOUR TOWN FUNDING LLC

By:	/s/ Diana M. Himes
	Title:	Assistant Vice President

Indosuez Capital Funding IIA, Limited by Indosuez Capital, as Portfolio Advisor

By:	/s/ Andrew Brady
	Title:	Vice President

Indosuez Capital Funding III, Limited by Indosuez Capital, as Portoflio Advisor

By:	/s/ Andrew Brady
	Title:	Vice President

KZH CYPRESSTREE-1 LLC

By:	/s/ Virginia Conway
	Title:	Authorized Agent

KZH ING-2 LLC

By:	/s/ Virginia Conway
	Title:	Authorized Agent

KZH STERLING LLC

By:	/s/ Virginia Conway
	Title:	Authorized Agent

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Stefan R. Loeb
	Title:	Corporate Banking Officer

LONG LANE MASTER TRUST IV By Fleet National Bank as Trust Administrator [NAMES OF OTHER LENDERS]

By:	/s/ Roger Ackerman
	Title:	Director

MORGAN STANLEY PRIME INCOME TRUST

By:	/s/ Sheila A. Finnerty
	Title:	Executive Director

PB CAPITAL CORPORATION

By:	/s/ Christopher J. Ruzzi
	Title:	Vice President

PB CAPITAL CORPORATION

By:	/s/ Lisa Moraglia
	Title:	Assistant Vice President

Sankaty Advisors, LLC as Collateral Manager for Race Point CLO, Limited as Term Lender

By:	/s/ Diane Exter
	Title:	Managing Director Portfolio Manager

[NAMES OF OTHER LENDERS]

By:	/s/ Peter Bancs
Title:	Senior Manager Royal Bank of Canada

Each of the undersigned, each being a U.S. Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Seventh Amendment, hereby consents to the entering into of the Seventh Amendment and agrees to the provisions thereof (including Part II thereof).

AMERICAN TRANSINSURANCE GROUP, INC.
CHEMICAL LEAMAN CORPORATION ENVIROPOWER, INC.
FLEET TRANSPORT COMPANY, INC.
MEXICO INVESTMENTS, INC.
POWER PURCHASING, INC.
QD CAPITAL CORPORATION QUALITY CARRIERS, INC.
QSI SERVICES, INC.

By:	/s/ Thomas L. Finkbiner
	Title:	President

QUALA SYSTEMS, INC.
TRANSPLASTICS, INC.

By:	/s/ Thomas L. Finkbiner
Title:	President

MTL OF NEVADA

By:	/s/ Diane Hettinger
Title:	President

Each of the undersigned, each being a Canadian Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Seventh Amendment, hereby consents to the entering into of the Seventh Amendment and agrees to the provisions thereof (including Part II thereof).

MTL INVESTMENTS, INC.

By:	/s/ Thomas L. Finkbiner
Title:	President

Each of the undersigned, each being a Mexican Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Seventh Amendment, hereby consents to the entering into of the Seventh Amendment and agrees to the provisions thereof (including Part II thereof).

MTL DE MEXICO

By:	/s/ Robert Kasak
Title:	Corp. Secretary/Attorney in Fact

EXHIBIT B-9

FORM OF TRANCHE E TERM NOTE

$	New York, New York

                 ,

FOR VALUE RECEIVED, QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (the “U.S. Borrower”), hereby promises to pay to the order of                  or its registered assigns (the “Bank”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 11 Madison Avenue, New York, York 10010 on the Tranche E Term Loan Maturity Date (as defined in the Agreement) the principal sum of                                      U.S. DOLLARS ($                    ) or, if less, the unpaid principal amount of all Tranche E Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement payable at such times and in such amounts as are specified in the Agreement.

The U.S. Borrower promises to pay interest on the unpaid principal amount of each Tranche E Term Loan made by the Bank in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

This Note is one of the Tranche E Term Notes referred to in the Credit Agreement, dated as of June 9, 1998 and amended and restated as of August 28, 1998, among Quality Distribution, Inc. (f/k/a MTL, Inc.), the U.S. Borrower, Levy Transport Ltd./Levy Transport Ltee, the financial institutions from time to time party thereto (including the Bank), Lasalle Bank National Association, The Bank of Nova Scotia, PB Capital Corp. (f/k/a BHF-Bank Aktiengesellschaft), Bank Austria Creditanstalt Corporate Finance, Inc. (f/k/a Creditanstalt Corporate Finance, Inc.) and Royal Bank of Canada, as Co-Agents, Salomon Brothers Holding Company Inc, as Documentation Agent, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Syndication Agent, and Credit Suisse First Boston, as Administrative Agent (as so amended and restated and as the same may be further amended, amended and restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the U.S. Security Documents (as defined in the Agreement) and is entitled to the benefits of the U.S. Subsidiaries Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche E Term Loan Maturity Date, in whole or in part, and Tranche E Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The U.S. Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-9

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

QUALITY DISTRIBUTION, LLC

By:
Name:
Title:

EXHIBIT L

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

DATE:                     ,

Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the “Credit Agreement”). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.                          (the “Assignor”) and                          (the “Assignee”) hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the “Assigned Share”) of all of the outstanding rights and obligations under the Credit Agreement relating to the Tranches indicated in Item 4 of Annex I, including, without limitation, (i) in the case of any assignment of all or any portion of outstanding Tranche A Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding Tranche A Term Loans, (ii) in the case of any assignment of all or any portion of outstanding Tranche B Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding Tranche B Term Loans, (iii) in the case of any assignment of all or any portion of outstanding Tranche C Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding Tranche C Term Loans, (iv) in the case of any assignment of all or any portion of outstanding Tranche D Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding Tranche D Term Loans and, (v) in the case of any assignment of all or any portion of outstanding Tranche E Term Loans, all rights and obligations with respect to the Assigned Share of all then outstanding Tranche E Term Loans and (vi) in the case of any assignment of all or any portion of the Total Revolving Loan Commitment, all rights and obligations with respect to (x) the Assigned Share of the Total Revolving Loan Commitment, (y) the Assigned Share or Shares, as the case may be, of the related Canadian Revolving Loan Sub-Commitment and/or Non-Canadian Revolving Loan Sub-Commitment (it being understood that the aggregate amount of the assigned portion of the Canadian Revolving Loan Sub-Commitment and/or Non-Canadian Revolving Loan Sub-Commitment must equal the amount of the assigned Revolving Loan Commitment) and (z) the Assigned Share of all then outstanding Revolving Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee’s Revolving Loan Commitment, Canadian Revolving Loan Sub-Commitment and/or Non-Canadian Revolving Loan Sub-Commitment and the amount of the outstanding Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans and/or Tranche E Term Loans owing to the Assignee will be as set forth in Item 4 of Annex I.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with

Exhibit L

respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the U.S. Borrower or any of its Subsidiaries or the performance or observance by the U.S. Borrower or any of its Subsidiaries of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment and Assumption Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iii) agrees that it will, independently and without reliance upon the Documentation Agent, the Syndication Agent, the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Documentation Agent, the Syndication Agent, the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Documentation Agent, the Syndication Agent, the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) confirms that it is a parent company and/or an affiliate of the Assignor or an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (vi) in the event the Assignee is purchasing outstanding Tranche D Term Loans pursuant to this Assignment and Assumption Agreement, agrees to be bound by, and subject to the applicable terms of, the Put and Call Agreement as a “Tranche D Bank”; [and] (vii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (viii) attaches the forms described in Section 13.04(b) of the Credit Agreement].1

4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be (x) the date upon which all of the following conditions have been satisfied: (i) the execution hereof by the Assignor and the Assignee, (ii) the consent hereto by the Administrative Agent, the U.S. Borrower and each Letter of Credit Issuer to the extent required by Section 13.04(b) of the Credit Agreement, (iii) the receipt by the Administrative Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, and (iv) the recordation of the assignment effected hereby on the Register by the Administrative Agent as provided in

[1]	If the Assignee is a U.S. Bank organized under the laws of a jurisdiction outside the United States.

Exhibit L

Section 13.17 of the Credit Agreement, or (y) such later date as is otherwise specified in Item 5 of Annex I hereto (the “Settlement Date”).

5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (w) all interest on the Assigned Share of the outstanding Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans and/or Revolving Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Fees (if applicable) on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I and (z) all Letter of Credit Fees (if applicable) on the Assignee’s participation in all Letters of Credit at the rate specified in Item 8 of Annex I, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fees and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from the respective Borrower or Borrowers directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the outstanding Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans and/or Revolving Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans, Tranche E Term Loans and/or Revolving Loans which are outstanding on the Settlement Date, net of any closing costs. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit L

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

Acknowledged and Agreed:

[CREDIT SUISSE FIRST BOSTON,

as Administrative Agent

By:
Name:
Title:

QUALITY DISTRIBUTION, LLC

By:
Name:
Title:][2]

[2]	The consent of each of the Administrative Agent and, so long as no Default or Event of Default is then in existence, the U.S. Borrower is required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of Section 13.04(b) of the Credit Agreement (which consent, in either case, shall not be unreasonably withheld or delayed).

Exhibit L

[NAME OF EACH LETTER OF CREDIT ISSUER, as Letter of Credit Issuer

By:	][3]
Name:
Title:

[3]	The consent of each Letter of Credit Issuer is required in connection with any assignment of Non-Canadian Revolving Loan Sub-Commitments to an Eligible Transferee pursuant to clause (y) of Section 13.04(b) of the Credit Agreement (which consent shall not be unreasonably withheld or delayed).

ANNEX I

ANNEX TO ASSIGNMENT AND ASSUMPTION AGREEMENT

1.	The Borrowers:	Quality Distribution, LLC (the “U.S. Borrower”) and Levy Transport Ltd./Levy Transport Ltee (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”)

2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of June 9, 1998 and amended and restated as of August 28, 1998, among Quality Distribution, Inc. (f/k/a MTL, Inc.), the Borrowers, the Banks from time to time party thereto, Lasalle Bank National Association, The Bank of Nova Scotia, PB Capital Corp. (f/k/a BHF-Bank Aktiengesellschaft), Bank Austria Creditanstalt Corporate Finance, Inc. (f/k/a Creditanstalt Corporate Finance, Inc.) and Royal Bank of Canada, as Co-Agents, Salomon Brothers Holding Company Inc, as Documentation Agent, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Syndication Agent, and Credit Suisse First Boston, as Administrative Agent, as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time.

3.	Date of Assignment Agreement:

4.	Amounts (as of date of item #3 above):

		Outstanding Principal of Tranche A Term Loans		Outstanding Principal of Tranche B Term Loans		Outstanding Principal of Tranche C Term Loans		Outstanding Principal of Tranche D Term Loans		Outstanding Principal of Tranche E Term Loans		Total Revolving Loan Commitment		Total Canadian Revolving Loan Sub-Commitment		Total Non- Canadian Revolving Loan Sub- Commitment
a.	Aggregate Amount for all Banks	$		$		$		$		$		$		$		$
b.	Assigned Share		%		%		%		%		%		%		%		%
c.	Amount of Assigned Share	$		$		$		$		$		$		$		$

5.	Settlement Date:

6.	Rate of Interest As set forth in Section 1.08 of the Credit Agreement

Annex I

	to the Assignee: Assignee)[1]	(unless otherwise agreed to by the Assignor and the

7.	Commitment Fees to the Assignee:	As set forth in Section 3.01(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)[2]

8.	Letter of Cedit Fees to the Assignee:	As set forth in Section 3.01(b) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)[3]

9.	Notice

ASSIGNEE:

Attention:
Telephone:
Facsimile:
Reference:

ASSIGNOR:

[1]	The Borrowers and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

[2]	The Borrowers and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

[3]	Insert "Not Applicable" in lieu of text if no portion of the Total Non-Canadian Revolving Loan Sub-Commitment is being assigned. Otherwise, the U.S. Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

Annex I

Attention:
Telephone:
Facsimile:
Reference:

10. Payment Instructions:

ASSIGNEE:

Attention:
Reference:

ASSIGNOR:

Attention:
Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By:	By:

(Print Name and Title)		(Print Name and Title)